As of September 13, 2018

Securities and Exchange Commission

100 F Street, N.E.

Washington, D.C. 20549

Re: Power of Attorney

Ladies and Gentlemen:

The undersigned hereby authorizes each of William L. Horton, Jr.,

Beth A. Sasfai, Mary Louise Weber and Veronica C. Glennon to execute and file, on behalf of the undersigned, a Form ID and any and all reports regarding transactions in the equity securities of Verizon

Communications Inc. pursuant to Section 16 of the Securities

Exchange Act of 1934, as amended.  This authority will

remain in full force and effect until further written

notice.

           /s/ Kumara Guru Gowrappan

           _____________________________

      Kumara Guru Gowrappan